FAT BRANDS INC.

INVESTOR RIGHTS AND VOTING AGREEMENT

(Series A Fixed Rate Cumulative Preferred Stock)

This INVESTOR RIGHTS AND VOTING AGREEMENT (this “Agreement”), dated as of June 7, 2018 (the “Effective Date”), is entered into by and among FAT Brands Inc., a Delaware corporation (the “Company”), Fog Cutter Capital Group, Inc., a Maryland corporation (“FCCG”), and the undersigned investors in the Company (each, an “Investor,” and together with FCCG and the Company, the “Parties”).

RECITALS:

WHEREAS, the Company and each Investor are parties to that certain Subscription Agreement, dated June 7, 2018 (the “Subscription Agreement”), pursuant to which the Investors are purchasing units of the Company (the “Units”), consisting of the Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”), and warrants to purchase shares of the Company’s Common Stock (the “Warrants”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms of the Subscription Agreement, the parties hereto desire to enter into this Agreement in order to grant each Investor certain rights and to establish certain voting rights as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1. Representations and Warranties; Definitions.

1.1. Mutual Representations and Warranties. Each Party represents and warrants to the other Party as follows:

(a) Such Party has the requisite power, authority and legal capacity to enter into and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by such Party and, assuming its due authorization, execution and delivery by the other Party, is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, (i) conflict with or violate any laws or (ii) conflict with or violate any contract or other instrument to which such Party is a party or by which such Party is bound, including, without limitation, any voting agreement, stockholders agreement or voting trust, except to the extent waived on or prior to the date hereof.

(c) The execution and delivery of this Agreement by such Party do not, and the performance of this Agreement by such Party will not, require such Party to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person.

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1.2 Definitions. For the purposes of this Agreement, the following definitions shall apply:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

(b) “Common Stock” means the Company’s common stock, par value $0.0001 per share, and any classes or series of common stock that may be issued by the Company or its successor in the future.

(c) “Holder” means each Investor, or any assignee of an Investor.

(d) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity. and the rules and regulations promulgated thereunder.

(e) “Preferred Stock” means, collectively, the Company’s Series A Fixed Rate Cumulative Preferred Stock.

(f) “Securities” means, collectively, the Series A Preferred Stock, Warrant Shares and Warrants.

(g) “Transfer” shall mean any sale, assignment, transfer, or any arrangement or transaction which would allow any Person the right to participate in the income, capital growth or voting rights of any Securities. The words “Transfers” and “Transferred” shall have similar import, as the context requires.

(h) “Voting Period” with respect to an Investor shall mean the period beginning on the date that the Warrants held by such Investor are exercised and such Investor has the status as a stockholder of the Company, and ending on the earlier to occur of (1) the transfer of all Warrant Shares to third parties who are unaffiliated with such Investor, and (2) the date on which FCCG or its equityholders cease to hold, directly or indirectly, at least 50% of the combined voting power of the Company’s Common Stock.

(i) “Warrant Shares” shall mean, as of any time, shares of Common Stock issued to each Investor upon the exercise of all or any portion of the Warrants.

Section 2. Agreement To Vote

2.1. Voting. During the Voting Period, each Investor shall (and, if applicable, shall cause any of its Affiliates who have the right to vote or direct the voting of any Warrant Shares to (a) appear at any meeting of stockholders of the Company and shall appear, in person or by proxy, or otherwise cause any Warrant Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, on any matter properly brought before the stockholders of the Company for a vote, any Warrant Shares (as determined as of the time of the applicable stockholder vote) in the same proportion of “for” and “against” votes as FCCG votes its shares on such matter. Following the termination of the Voting Period, each Investor shall have the exclusive right to terminate its obligations to vote under this Section 2.

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2.2. Notice of Vote; Irrevocable Proxy. In order to allow each Investor to vote the Warrant Shares in the manner provided for in Section 2.1, prior to the Investor being required to vote the Warrant Shares in accordance with Section 2.1, the Company shall provide each Investor with written notice stating the manner in which FCCG has elected to vote on any matter properly brought before the stockholders of the Company for vote. Subject to the last sentence of this Section 2.2, by execution and delivery of this Agreement each Investor hereby appoints FCCG, with full power of substitution and resubstitution, as such Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of each Investor’s rights with respect to the Warrant Shares, to vote each of the Warrant Shares solely with respect to the matters set forth in Section 2.1 hereof. Each Investor intends this proxy to be irrevocable and coupled with an interest hereunder until the expiration of the Voting Period, at which time this irrevocable proxy shall automatically terminate. Notwithstanding anything to the contrary provided herein, this proxy shall be effective only if the Investor (i) fails to appear or otherwise fails to cause any Warrant Shares to be counted as present for purposes of calculating a quorum at a meeting of the Company’s stockholders, or (ii) fails to vote any Warrant Shares in accordance with Section 2.1.

2.3. FCCG Restriction on Exercise of Voting Rights. Notwithstanding the foregoing voting rights, FCCG, its Affiliates, successors and assignees, may not with respect to its shares or the Investor’s Warrant Shares, cause, vote in favor of, or take any action (a) that would, or could reasonably be expected to result in, the liquidation, dissolution, winding up or change of control of the Company, whether voluntary or involuntary (a “Deemed Liquidation”), unless such Deemed Liquidation is pursuant to a competitive bid process carried out by an independent leading investment bank, or (b) that would constitute a related party transaction unless such transaction is for fair market value on arm’s length terms and approved by a majority of the disinterested directors of the Board of Directors of the Company.

Section 3. Board Observer Rights. At any time that at least 100 shares of Preferred Stock remains outstanding, the holders of the Preferred Stock shall have the right to appoint one observer (the “Observer”) to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, the Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided and enter into a non-disclosure agreement in customary form if requested by the Company; and provided further, that the Company may withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if an Investor or its Observer is a competitor of the Company.

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Section 4. Right of First Refusal; Right of First Offer

4.1 Right of First Refusal. Subject to the terms and conditions specified in this Section 4.1, each Investor hereby grants to FCCG a right of first refusal with respect to the Transfer, at any time and from time to time, of all or any part of its Warrants to a non-Affiliate of the Investor.

(a) Unless otherwise agreed between the Investors and FCCG, any Investor wishing to Transfer its Warrant (the “Transferor”) to any non-Affiliate of such Investor (the “Transferee”) shall send a written notice (a “Transfer Notice”) to FCCG stating the number of Warrants to be Transferred, which may be all or part of such Investors’ Warrants (the “Offered Warrants”), the identity of the proposed Transferee, and the price per Warrants and other terms of the proposed Transfer. A Transfer to an Affiliate of an Investor shall not require delivery of a Transfer Notice, provided that the transferee agree in writing to be bound by the provisions of this Agreement on or prior to such Transfer.

(b) For a period of ten (10) Business Days following receipt of the Transfer Notice, FCCG may elect to purchase, at the price and on the terms specified in the Transfer Notice, any all or portion of the Offered Warrants.

(c) If FCCG does not elect to purchase any or all of the Offered Warrants, the Investor may Transfer the balance of the Offered Warrants to the Transferee at a price not less than that, and upon terms no more favorable than those, specified in the Transfer Notice; provided, however, that, such Transferee and any subsequent Transferees must agree to be bound by this Section 4.1 until the expiration of the Warrants or the termination of this Agreement.

4.2 Right of First Offer. Subject to the terms and conditions specified in this Section 4.2, for a period of ten (10) years commencing on the date of first exercise of the Warrants, each Investor hereby grants to FCCG a right of first offer with respect to any Warrant Shares issued to such Investor upon the exercise of its Warrants that such Investor intends to Transfer to any non-Affiliate of such Investor.

(a) The Investor shall deliver a Notice to FCCG stating (i) its bona fide intention to Transfer the Warrant Shares, (ii) the number of Warrant Shares to be sold and (iii) the price and terms upon which it proposes to offer the Warrant Shares for Transfer, which terms shall be reasonable taking into consideration that the Warrant Shares are publicly traded. The parties acknowledge that no such terms shall be deemed unreasonable solely because the price exceeds the then-current market price.

(b) By written notification received by FCCG within five (5) Business Days after the giving of Notice, FCCG may elect to purchase, at the price and on the terms specified in the Notice, any portion of the Warrant Shares.

(c) If FCCG does not elect to purchase any or all of the Warrant Shares set forth in the Notice, the Investor may Transfer the balance of the Warrant Shares (i) in an open market transaction or (ii) to a non-Affiliate of the Investor in a private transaction at a price not less than that, and upon terms no more favorable than those, specified in the Notice.

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Section 5. General Provisions

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of:

(a) immediately prior to the closing of (i) the sale of the Company (through a merger, consolidation, sale of all or substantially all of its assets or stock or similar transaction), (ii) the acquisition by a single purchaser of all of the issued and outstanding shares of Common Stock, or (iii) any liquidation, winding up or dissolution of the Company;

(b) the date on which FCCG or its equityholders cease to hold, directly or indirectly, at least 50% of the combined voting power of the Company’s Common Stock.

(c) upon mutual agreement of the Parties; and

(d) the Investor ceases to own the Securities.

5.2. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

5.3. Assignment. To the fullest extent permitted by law, this Agreement shall not be assigned by any Party without the prior written consent of the other Party; provided that FCCG shall be entitled to assign all or any part of this Agreement to (i) any transferee of all or part of its Common Stock in the Company, and such transferee shall, as a condition to such transfer, agree to perform FCCG’s obligations hereunder, and (ii) in the event that FCCG and the Company merge or otherwise combine, to any entity that, after the merger, holds at least a majority of FCCG’s shares of Common Stock that it held immediately prior to the merger. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company, FCCG, the Investor and their respective successors and permitted assigns.

5.4. Notices. All notices, requests, consents, demands and other communications required or permitted under this Agreement shall be in writing, unless otherwise specifically provided in the Agreement, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile, by email, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the Company at the address of the Company specified below and to FCCG at the address specified below (unless changed by similar notice in writing given by the particular person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or email, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

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If to the Company:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Andrew Wiederhorn

Facsimile:

Email:

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA 90067

Attention: Allen Z. Sussman, Esq.

Facsimile:

Email:

If to FCCG:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Andrew Wiederhorn

Facsimile:

Email:

If to the Investor, at the address specified in the signature page hereto.

5.5. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a Party hereto.

5.5. Specific Performance. Each of the Company, FCCG and the Investor acknowledge that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, the other Party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. The rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

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5.6. Governing Law; Submission to Process. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party hereby irrevocably (a) submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California, (b) agrees and consents that service of process may be made upon it in any legal proceeding relating to the Agreement by any means allowed under Delaware or federal law, and (c) waives any objection that it may now or hereafter have to the venue of any such proceeding being in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

5.7. Severability. If any term or provision of this Agreement shall be determined to be illegal or unenforceable all other terms and provisions of this Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

5.8. Counterparts; Facsimile. This Agreement may be separately executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered in counterparts exchanged via facsimile, electronic mail in portable document format (.pdf) or other electronic transmission, each of which counterparts shall be deemed originals for all purposes.

5.9. Waiver of Jury Trial, Punitive Damages, etc. Each Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Agreement or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any “Special Damages” as defined below, (c) certifies that no Party hereto nor any representative or agent or counsel for any Party hereto has represented, expressly or otherwise, or implied that such Party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section. As used in this Section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any Party hereto has expressly promised to pay or deliver to any other Party hereto.

5.10. Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Investor Rights and Voting Agreement to be duly executed as of the date first above written.

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

Fog Cutter Capital Group Inc.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

Investor:

By:
Name:
Title:

With a copy to (which shall not constitute notice):

_______________________
_______________________
Attention: _______________
Facsimile: _______________
Email: __________________

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